(KONINKLUKE NOTARIELE BEROEPSORGANISATIE LOGO)

                                                                    EXHIBIT 3.46

VAN DOORNE N.V.

The undersigned:


Saskia Laseur-Eleman, civil-law notary in Amsterdam,

declares:

that the attached document (Attachment) is a fair but an unofficial English translation of the Deed of Amendment of the Articles of Association of Heli-One Components B.V. (previously named: Schreiner Components B.V.), executed before her, civil law notary, on 19 September 2005, in which an attempt has been made to be as literal as possible without jeopardizing the overall continuity.

Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

Signed in Amsterdam on 22 September 2005.

(MR. S. LASEUR-EELMAN NOTARIS TE AMSTERDAM SEAL)


                                     Signed

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

VAN DOORNE N.V.

unofficial translation of the

DEED OF AMENDMENT

OF THE ARTICLES OF ASSOCIATION:

of: SCHREINER COMPONENTS B.V.
with its registered office in: Zevenaar.

Deed dated 19 September 2005

On the nineteenth day of September two thousand and five, appeared before me, Saskia Laseur-Eelman, civil law notary in the city of Amsterdam:

Jacobine Marga Alice Tinselboer, born in Hardenberg on the Sixteenth day of August nineteen hundred and seventy-five, with office address at Jachthavenweg 121, 1081 KM Amsterdam.

The said individual declared that:

(A) SCHREINER COMPONENTS B.V., a private company with limited liability, having its registered office in Zevenaar and its business office at Hengelder 22, 6902 PA Zevenaar, registered with the Commercial Register under number 34102467 (the "COMPANY") has been incorporated by a Deed, dated the seventeenth day of December nineteen hundred ninety-seven.

(B) The Articles of Association of the Company have been latest amended by a Deed, dated the ninth day of December two thousand and five, executed before M.C.W. van Meer, civil law notary in the city of Amsterdam.

(C) The General Meeting of shareholders of the Company has resolved to amend the Articles of Association on the eighteenth day of August two thousand and five.

(D) Said individuals has been appointed by that resolution to apply for the required declaration of no objection on the draft of the present Deed, and has been authorised to make the changes which may be required by or on behalf of the Minister of Justice.

(E) Said individual furthermore has been authorised to have the Deed of amendment of the Articles of Association executed and signed.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

(F) As a consequence of said resolution and the ministerial statement of no-objection obtained on the basis of article 235 of Book 2 of the Dutch Civil Code the Articles of Association of the Company hereby shall be partially amended as follows:

Article 2 paragraph 1 will be amended as follows:

1.   The name of the company is:
     Heli-One Components B.V.

Closing Statement

The Ministry of Justice has on the thirteenth day of September two thousand and five issued a certificate (registration number B.V. 607053) stating that no objections have been found to exist.

The resolution to amend the Articles of Association and to authorise said individual and the statement of the Minister of Justice shall be attached to this Deed.

I, civil law notary, stated and explained the substance of this Deed and pointed out the consequences of the contents of this Deed to the said individual, who is known to me, civil law notary. The said individual then declared that the said individual had noted the contents of this Deed and that the said individual agreed therewith.

Subsequently, this Deed was executed in Amsterdam, and was, immediately after it had been read aloud in part, signed by the said individual and by me, civil law notary.

(KONINKLIJKE NOTARIELE BEROEPSORGANISATIE LOGO)

UNOFFICIAL TRANSLATION OF THE COMPLETE
CONTINUOUS TEXT OF
THE ARTICLES OF ASSOCIATION OF

HELI-ONE COMPONENTS B.V.,
having its registered seat in; Zevenaar.

(Previously named: Schreiner Components B.V.)

The undersigned:

Saskia Laseur-Eelman, civil law notary in Amsterdam,

declares:

that an unofficial English translation of the continuous text of the Article of Association of Heli-One Components B.V, having its registered office in Zevenaar, dated 19 September 2005, reads to the best of my knowledge in conformity with the document attached to this declaration. The Articles of Association were lastly amended by notarial deed, executed before me, civil-law notary, on 19 September 2005.

The Ministerial declaration of no impediments was granted on 13 September 2005, number under B.V. 607053.

In the attached document an attempt has been made to be as literal as possible without jeopardizing the overall continuity.

Inevitably, differences may occur in translation, and if so, the Dutch text will by law govern.

Signed in Amsterdam on 22 September 2005.



       (SEAL)                                    (Signed)
mr. S. LASEUR-Eelman
notaris te Amsterdam

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

CHAPTER I.

DEFINITIONS.

ARTICLE 1.

In these articles of association the following expressions shall have the following meanings:

a.   the general meeting: the body of the company formed by shareholders;

b.   the general meeting of shareholders: the meeting of shareholders;

c. the distributable part of the net assets: that part of the company's net assets which exceeds the aggregate of the issued capital and the reserves which must be maintained by virtue of the law;

d. the annual accounts: the balance sheet and the profit and loss account with the explanatory notes;

e. the annual meeting: the general meeting of shareholders held for the purpose of discussion and adoption of the annual accounts;

f.   accountant: a "register-accountant" or other accountant referred to in
     Article 393, Book 2 of the Civil Code, as well as an organisation within which such accountants practice.

CHAPTER II.

NAME, SEAT, OBJECTS.

ARTICLE 2. NAME AND SEAT.

1.   The name of the company is:

     Heli-One Components B.V.

2.   The official seat of the company is in Zevenaar.

ARTICLE 3. OBJECTS.

The objects of the company are:

a. to design, to produce, to trade, to modify, to repair and to maintenance systems and components for military and civil aviation and derivative applications;

b. to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, business and companies;

c.   to finance business and companies;

d. to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned;

e. to supply advice and to render services to enterprises and companies with which the company forms a group and to third parties;

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

f. to render guarantees, to bind the company and to pledge its assets for obligations of the companies and enterprises with which it forms a group and on behalf of third parties;

g. to obtain alienate, manage and exploit registered property and items of property in general;

h. to perform any and all activity of industrial, financial or commercial nature;

as well as everything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word.

CHAPTER III.

CAPITAL AND SHARES. REGISTER.

ARTICLE 4. AUTHORISED CAPITAL.

1.   The authorised capital amounts to one hundred thousands Euro (EUR 100,000).

2. The authorised capital is divided into two hundred thousand (200,000) shares of fifty Eurocents (EUR 0.50) each.

3. All sahres are to be registered shares. No share certificates shall be issued.

ARTICLE 5. REGISTER OF SHAREHOLDERS.

1. The management board shall keep a register in which the names and addresses of all shareholders are recorded, showing the date on which they acquired the shares, the date of the acknowledgement or notification, and the amount paid on each share.

2. The names and addresses of those with a right of usufruct ('life interest') or a pledge on the shares shall also be entered in the register, stating the date on which they acquired the right, and the date of acknowledgement or notification.

3. Each shareholders, each beneficiary of a life interest and each pledge is required to give written notice of his address to the company.

4. The register shall be kept accurate and up to date. All entries and notes in the register shall be signed by a member of the management board and a member of the supervisory board.

5. On application by a shareholder, a beneficiary of a life interest or a pledgee, the management board shall furnish an extract from the register, free of charge, insofar as it relates to his rights in a share.

6. The management board shall make the register available at the company's office for inspection by the shareholders.

CHAPTER IV.

ISSUANCE OF SHARES. OWN SHARES.

ARTICLE 6. ISSUANCE OF SHARES.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

BODY OF THE COMPANY COMPETENT TO ISSUE SHARES.

NOTARIAL DEED.

1. The issuance of shares may only be effected pursuant to a resolution of the general meeting, insofar as the general meeting has not designated another body of the company in this respect.

2. The issuance of a share shall furthermore require a deed drawn up for that purpose in the presence of a civil law notary registered in the Netherlands to which those involved are party.

ARTICLE 7. CONDITIONS OF ISSUANCE. RIGHTS OF PRE-EMPTION.

1. A resolution for the issuance of shares shall stipulate the price and further conditions of issuance.

2. Upon issuance of shares, each shareholder shall have a right of pre-emption in proportion to the aggregate nominal amount of his shares, subject to the limitations set by law.

3. Shareholders shall have a similar right of pre-emption if options are granted to subscribe for shares.

4. Prior to each single issuance the right of pre-emption may be limited or excluded by the corporate body competent to issue.

ARTICLE 8. PAYMENT FOR SHARES.

1.   The full nominal amount of each share must be paid in on issue.

2. Payment for a share must be made in cash insofar as no other manner of payment has been agreed on. Payment in foreign currency can be made only after approval by the company.

ARTICLE 9. OWN SHARES.

1. When issuing shares, the company shall not be entitled to subscribe for its own shares.

2. The company may, subject to the relevant provisions of the law, acquire fully paid in shares in its own capital or depository receipts thereof, up to the maximum permitted by law.

3. The company may give loans with a view to the taking or acquisition of shares in its capital or depository receipts thereof, but only up to the amount of the distributable reserves.

4. The disposal of shares or depository receipts thereof held by the company shall be effected pursuant to a resolution of the general meeting with due observance of the provisions of the blocking clause.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

5. No voting rights may be exercised in the general meeting for any share held by the company or any of its subsidiaries, nor in respect of any shares of which the company or any of its subsidiaries holds depository receipts.

CHAPTER V.

TRANSFER OF SHARES. LIMITED RIGHTS.

ISSUANCE OF DEPOSITORY RECEIPTS.

ARTICLE 10. TRANSFER OF SHARES. SHAREHOLDERS' RIGHTS.

LIFE INTEREST ("VRUCHTGEBRUIK"). PLEDGING ("PANDRECHT").

ISSUANCE OF DEPOSITORY RECEIPTS.

1. The transfer of a share or the transfer of a right in rem thereon shall require a deed drawn up for that purpose in the presence of a civil law notary registered in the Netherlands to which those involved are party.

2. Unless the company itself is party to the legal act, the rights attached to the share can only be exercised after the company has acknowledged said legal act or said deed has been served on it in accordance with the relevant provisions of the law.

3. If a share is pledged or the owner creates a life interest in a share, the voting rights cannot be assigned to the beneficiary of the life interest or the pledgee.

4. The company shall not cooperate with the issuance of depository receipts in respect of its shares.

CHAPTER VI.

BLOCKING CLAUSE.

ARTICLE 11.

1. Any shareholder wishing to transfer one or more shares, shall first offer to sell those shares to his co-shareholders in accordance with the provisions of this article. The obligation to make this offer is not applicable if, either all shareholders have given their written approval to the proposed transfer, which approval shall be valid for a period of three months, or a shareholder is obligated by law to transfer his shares to a prior shareholder.

2. The price at which the shares can be purchased by the other shareholders shall be agreed between the offeror and his co-shareholders. Failing agreement between the parties the price shall be set by an independent expert on request by the most willing party to be appointed by the chairman of the Chamber of Commerce and Factories in whose district the company has its official seat, unless the expert is appointed by the parties by mutual consent. The expert referred to in the preceding sentence shall be authorised to inspect all books and records of the

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

     company and to obtain all such information as will be useful for his setting the price.

3. If the co-shareholders together are interested in purchasing more shares than have been offered, the offered shares shall be distributed among them as far as possible in proportion to the shareholding of each interested party. However no interested party shall thus acquire more shares than he has applied for.

4. The offeror remains entitled to withdraw his offer, provided he does so within one month after he is informed to which interested parties he can sell all the shares included in the offer and at what price.

5. If it is established that the co-shareholders do not accept the offer or that not all shares included in the offer shall be purchased against payment in cash, the offeror shall be free to transfer the shares within three months thereafter to whomsoever he wishes.

6. The company itself as holder of one or more shares shall be entitled to apply for the offered shares only with the consent of the offeror.

7. In case of suspension of payments, bankruptcy or placement under curatorship of a shareholder and in case of appointment of an administrator by the court over the property of a shareholder or over his shares in the company or in case of death of a shareholder who is an individual, the shares of the shareholder concerned shall be put on offer in accordance with the foregoing provisions hereof, within three months of the relevant event. If applications are made for all shares on offer, the offer may not be withdrawn.

CHAPTER VII.

MANAGEMENT.

ARTICLE 12. MANAGEMENT BOARD.

The management of the company shall be constituted by a management board, consisting of one or more members.

ARTICLE 13. APPOINTMENT. SUSPENSION AND DISMISSAL.

REMUNERATION.

1.   The general meeting shall appoint the members of the management board.

2. A member of the managing board may at any time be suspended or dismissed by the general meeting.

3. A member of the managing board may at any time be suspended by the supervisory board. Such suspension may at any time be discontinued by the general meeting.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

4. The general meeting shall determine the remuneration and further conditions of employment for each member of the management board.

ARTICLE 14. DUTIES OF THE MANAGEMENT BOARD.

DECISION MAKING PROCESS. ALLOCATION OF DUTIES.

1. Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company.

2. The management board may lay down rules regarding its own decision making process. The rules shall require the approval of the supervisory board.

3. Resolutions of the management board may also be adopted in writing without recourse to a management board meeting, provided they are adopted by a unanimous vote of all members of the management board.

     The expression in writing shall include any document transmitted by current means of communication and received in writing.

4. The management board may determine the duties with which each member of the management board will be charged in particular. This allocation of duties shall require the approval of the supervisory board.

ARTICLE 15. REPRESENTATION.

1. The management board shall be authorised to represent the company. Each member of the management board is also authorised to represent the company.

2. The management board may appoint staff members with general or limited power to represent the company. Each staff member shall be able to represent the company with due observance of any restrictions imposed on him. The management board shall determine their titles.

3. In the event of a conflict of interest between the company and a member of the management board, the company shall be represented by such member of the management board or such member of the supervisory board as the supervisory board shall designate for this purpose. The general meeting shall at all times be competent to designate one or more other persons for this purpose.

4. Without regard to whether a conflict of interest exists or not, all legal acts of the company vis-a-vis a holder of all of the shares, or vis-a-vis a participant in a martial community of which all of the shares form a part, whereby the company is represented by such shareholder or one of the participants, shall be put down in writing. For the application of the foregoing sentence, shares held by the company or its subsidiaries shall not be taken into account.

5. Paragraph 4 does not apply to legal acts that, under their agreed terms, form part of the normal course of business of the company.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

ARTICLE 16. APPROVAL OF DECISIONS OF THE MANAGEMENT BOARD.

1. The supervisory board is entitled to require resolutions of the management board to be subject to its approval. These resolutions shall be clearly specified and notified to the management board in writing.

2. The lack of approval referred to in paragraph 1 of this article does not affect the authority of the management board or its members to represent the company.

ARTICLE 17. ABSENCE OR PREVENTION.

If a member of the management board is absent or prevented from performing his duties, the remaining members or member of the management board shall be temporarily entrusted with the entire management of the company. If all members of the management board, or the sole member of the management board, are absent or prevented from performing their duties, the management of the company shall be temporarily entrusted to the supervisory board which shall then be authorised to entrust the management temporarily to one or more persons, whether or not from among its members.

CHAPTER VIII.

SUPERVISORY BOARD.

TRANSITORY PROVISION.

ARTICLE 18.

1. The establishment of the supervisory board depends on the registration in the trade register of a resolution of the general meeting thereto.

2. The general meeting may resolve to rescind the supervisory board. The provision of paragraph 1 shall apply accordingly.

3. Until the establishment of the supervisory board - and after the rescission of the supervisory board - the statutory authority of the supervisory board shall, as far as possible, accrue to the general meeting.

ARTICLE 19. NUMBER OF MEMBERS.

The company shall have a supervisory board, consisting of one or more individuals.

ARTICLE 20. APPOINTMENT, SUSPENSION AND DISMISSAL.

REMUNERATION.

1. The members of the supervisory board shall be appointed by the general meeting.

2. A member of the supervisory board may be suspended or dismissed by the general meeting at any time.

3. The general meeting shall determine the remuneration for each member of the supervisory board.

ARTICLE 21. DUTIES AND POWERS.

PROCEEDINGS AND DECISION MAKING PROCESS.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

1. It shall be the duty of the supervisory board to supervise the management of the management board and the general course of affairs in the company and in the business connected with it. It shall assist the management board with advice. In performing their duties the supervisory board members shall act in accordance with the interests of the company and of the business connected with it.

2. The supervisory board shall elect a chairman from among its members. In the absence of the chairman, the meeting shall itself appoint a chairman.

3. The supervisory board shall meet whenever the chairman, or two other supervisory board members, or the management board deem(s) such necessary.

4. All resolutions of the supervisory board shall be adopted by a majority of the votes cast.

5. Resolutions of the supervisory board shall only be valid if passed at a meeting at which the majority of the supervisory board members are present or represented.

6. A supervisory board member may be represented by a co-member of the supervisory board authorised in writing. Article 14 paragraph 3, second sentence, shall apply. A supervisory board member may not act as a representative for more than one co-member.

7. The supervisory board may also adopt resolutions without a meeting, provided they are adopted in writing and by a unanimous vote of all members of the supervisory board. Article 14 paragraph 3, second sentence, shall apply.

8. The supervisory board shall meet together with the management board as often as the supervisory board or management board deems such necessary.

CHAPTER IX.

ANNUAL ACCOUNTS. PROFITS.

ARTICLE 22. FINANCIAL YEAR.

DRAWING UP OF THE ANNUAL ACCOUNTS. ACCOUNTANT.

1. The financial year of the company shall runs as from the first day of May up to and including the thirtieth day of April.

2. Annually, not later than five months after the end of the financial year, unless by reason of special circumstances this team is extended by the general meeting by not more than six months, the management board shall draw up annual accounts.

3. The annual accounts shall be signed by all the members of the management board and all members of the supervisory board; if the signature of one or more of them is lacking, this shall be stated and reasons given.

4. The company may, and if the law so requires shall, appoint an accountant to audit the annual accounts.

                                (VAN DOORNE LOGO)

                     Advocaten - Notarissen - Fiscalisten

ARTICLE 23. ADOPTION OF THE ANNUAL ACCOUNTS. DISCHARGE. PUBLICATION.

1. The general meeting shall adopt the annual accounts. Adoption of the annual accounts shall not discharge a member of the management board or a member of the supervisory board. The general meeting may discharge a member of the management board or a member of the supervisory board by a separate resolution.

2. The company shall publish the annual accounts within eight days following the adoption thereof, unless a statutory exemption is applicable.

ARTICLE 24. PROFITS.

1.   The general meeting shall determine the allocation of accured profits.

2. Dividends may be paid only up to an amount which does not exceed the amount of the distributable part of the net assets.

3. Dividends shall be paid after adoption of the annual accounts from which it appears that payment of dividends is permissible.

4. The management board may subject to due observance of paragraph 2 resolve to pay an interim dividend.

5. The general meeting may subject to due observance of paragraph 2 resolve to make payments to the charge of any reserve.

6. A claim of a shareholder for payment shall be barred after five years have elapsed.

CHAPTER X.

GENERAL MEETINGS OF SHAREHOLDERS.

ARTICLE 25. ANNUAL MEETING. OTHER MEETINGS. CONVOCATION.

1. The annual meeting shall be held annually, and not later than six months after the end of the financial year for the purpose of discussion and adoption of the annual accounts.

2. Other general meetings of shareholders shall be held as often as the management board or the supervisory board deems such necessary.

3. General meetings of shareholders shall be convened by the supervisory board or the management board by letter mailed to the addresses of the shareholders as shown in the register of shareholders.

4. The convocation shall take place no later than on the fifteenth day prior to the date of the meeting.

5. The general meetings of shareholders shall be held in the municipality in which the company has its official seat according to these articles of association.

6. The general meetings of shareholders shall be presided over by the chairman of the supervisory board. In his absence, the meeting shall itself choose a chairman.

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

     Until that moment a member of the management board shall act as chairman and in the absence of such a member the eldest person present at the meeting shall act as chairman.

7. The members of the supervisory board and the members of the management board shall, as such, have the right to give advice in the general meeting of shareholders.

ARTICLE 26. WAIVER OF FORMALITIES. RECORDS.

1. As long as the entire issued capital is represented at a general meeting of shareholders valid resolutions can be adopted on all subjects brought up for discussion, even if the formalities prescribed by law or by the articles of association for the convocation and holding of meetings have not been complied with, provided such resolutions are adopted unanimously.

2. The management board keeps a record of the resolutions made. If the management board is not represented at a meeting, the chairman of the meeting shall provide the management board with a transcript of the resolutions made as soon as possible after the meeting. The records shall be deposited at the offices of the company for inspection by the shareholders. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

ARTICLE 27. VOTES.

1.   Each share confers the right to cast one vote.

2. The right to take part in the meeting may be exercised by proxy authorised in writing. Article 14, paragraph 3, second sentence, shall apply.

3. Insofar as no greater majority is prescribed by the law all resolutions shall be adopted by a majority of the votes cast.

4.   If there is a tie of votes the proposal is thus rejected.

ARTICLE 28. RESOLUTIONS OUTSIDE OF MEETINGS. RECORDS.

1. Resolutions of shareholders may also be adopted in writing without recourse to a general meeting of shareholders, provided they are adopted by a unanimous vote representing the entire issued capital. Article 14 paragraph 3, second sentence, shall accordingly apply.

2. The provisions of article 24 paragraph 7 shall apply correspondingly to the adoption of resolutions outside a meeting as referred to in paragraph 1.

3. The management board shall keep a record of the resolutions thus made. Each of the shareholders must procure that the management board is informed in writing of the resolutions made in accordance with paragraph 1 as soon as possible. The

                                (VAN DOORNE LOGO)

                      Advocaten - Notarissen - Fiscalisten

     records shall be deposited at the offices of the company for inspection by the shareholders. Upon request each of them shall be provided with a copy or an extract of such record at not more than the actual costs.

CHAPTER XI.

AMENDMENT OF THE ARTICLES OF ASSOCIATION AND DISSOLUTION.

LIQUIDATION.

ARTICLE 29.

AMENDMENT OF THE ARTICLES OF ASSOCIATION AND DISSOLUTION.

When a proposal to amend the articles of association or to dissolve the company is to be made to the general meeting, this must be mentioned in the notification of the general meeting of shareholders. As regards an amendment of the articles of association, a copy of the proposal including the text of the proposed amendment must be at the same time be deposited and held available at the company's office for inspection by shareholders until the end of the meeting.

ARTICLE 30. LIQUIDATION.

1. In the event of dissolution of the company by virtue of a resolution of the general meeting, the members of the management board shall be charged with the liquidation of the business of the company and the supervisory board with the supervision thereof.

2. During liquidation, the provisions of these articles of association shall remain in force as far as possible.

3. The balance remaining after payment of debts shall be transferred to the shareholders in proportion to the aggregate amount of their shareholdings.

4. The liquidation shall furthermore be subject to the provisions of Title 1, Book 2 of the Civil Code.